Exhibit 5.1
Intellipharmaceutics International Inc.
30 Worcester Road
Toronto, Ontario
Canada M9W 5X2

March 19, 2018

Re:          Prospectus Supplement to Registration Statement on Form F-3

Ladies and Gentlemen:

We have acted as Canadian corporate counsel to Intellipharmaceutics International Inc. (the “Company”), a corporation incorporated under the laws of Canada, in connection with the preparation of a prospectus supplement to be dated on or about March 19, 2018 (the “Prospectus Supplement”) to the Company’s prospectus dated July 17, 2017 (together with the Prospectus Supplement. the “Prospectus”) relating to the sale by the Company of 3,000,000 common shares of the Company (the “Common Shares”) pursuant to the securities purchase agreements dated March 19, 2018 (the “Securities Purchase Agreements”) between the Company and certain investors. The Prospectus forms a part of the Company’s registration statement on Form F-3 (No. 333-218297) (the “Registration Statement”), filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), as was declared effective under the Securities Act on July 17, 2017.

Examination of Documents

In giving the opinions expressed below we have examined:

(a)
the Securities Purchase Agreements;

(b)
the certificate of arrangement and articles of arrangement of the Company;

(c)
the bylaws of the Company, as amended to date, and

(d)
such other documents, records and instruments as we have deemed necessary and appropriate for purposes of this opinion.

Assumptions and Reliances

We have relied exclusively upon the certificates, documents and records we examined with respect to the accuracy of the factual matters contained in them and we have not performed any independent investigation or verification of those factual matters. We have assumed those factual matters were accurate on the date given and continue to be accurate as of the date of this opinion.

For the purposes of the opinions expressed below, we have assumed, without independent investigation or inquiry, that:

(a)
with respect to all documents examined by us, the signatures are genuine, the individuals signing those documents had legal capacity at the time of signing, all documents submitted to us as originals are authentic, and certified, conformed or photocopied copies, or copies transmitted electronically or by facsimile, conform to the authentic original documents; and

(b)
the indices and records in all filing systems maintained in all public offices where we have searched or inquired or have caused searches or inquiries to be conducted are accurate and current, and all certificates and information issued or provided under those searches or inquiries are and remain accurate and complete;

The opinions expressed in this opinion letter are limited to the Canadian federal laws and such laws of the Province of Ontario as are applicable to the Company as a Canadian corporation.

Opinions

Based upon and subject to the foregoing, and subject to the further limitations, qualifications and assumptions stated herein, we are of the opinion that the Common Shares have been duly authorized and, when issued and sold in the manner and under the terms described in the Securities Purchase Agreements, will upon such issuance and sale, be duly and validly issued, fully paid and non-assessable.

We consent to the filing of this opinion with the Commission, and to the reference to this firm under the caption “Legal Matters” in the Prospectus Supplement.  In giving this consent, we do not thereby imply or admit that we come within the categories of persons whose consent is required by the Securities Act or the rules and regulations promulgated thereunder.

This opinion letter is expressly limited to the matters set forth above, and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company or the Common Shares. This opinion letter is rendered as of the date first written above and we disclaim any obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinion expressed herein.

Very truly yours,

/s/ Gowling WLG (Canada) LLP
Gowling WLG (Canada) LLP